UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

H.B. FULLER COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard
P.O. Box 64683
St. Paul, MN 55164-0683
(Address of principal executive offices, including zip code)

(651) 236-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (i) On February 19, 2016, H.B. Fuller U.K. Limited (hereinafter referred to as the “Company”), a subsidiary of H.B. Fuller Company, executed an updated Employment Agreement (the “Agreement”) with Steven Kenny, Senior Vice President, Emerging Markets, and named executive officer of H.B. Fuller Company. The Agreement is effective as of June 1, 2015, the date Mr. Kenny’s title changed from Senior Vice President, EIMEA to Senior Vice President, Emerging Markets. The Agreement sets forth Mr. Kenny’s salary as of June 1, 2015 (British Pounds Sterling 279,657.88), job functions and benefits, and contains intellectual property ownership rights, termination, non-competition and confidentiality provisions. The agreement does not provide for any minimum term of employment. Both Mr. Kenny and the Company must provide each other with six months’ notice in order to voluntarily terminate the Agreement. If Mr. Kenny receives any benefits pursuant to local law related to a termination of employment, these benefits are offset against any benefits payable to Mr. Kenny under the Agreement.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Employment Agreement between H.B. Fuller U.K. Limited and Steven Kenny fully executed on February 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 23, 2016

H.B. FULLER COMPANY

	By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between H.B. Fuller U.K. Limited and Steven Kenny fully executed on February 19, 2016